Exhibit (e)(6)

NUMERICAL TECHNOLOGIES, INC.

NOTICE OF STOCK OPTION GRANT

Yagyensh (Buno) Pati

You have been granted an option to purchase Common Stock of the Company under the Company’s 2000 Stock Plan (Rev 1.00) (the “Plan”), Subject to the terms and conditions of the Plan and the Company’s standard Stock Option Agreement (Rev. 1.00) (the “Agreement”), as follows (Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein):

Date of Grant:	July 17, 2002

Vesting Commencement Date:	January 1, 2002

Exercise Price per Share:	$4.00

Total Number of Shares Granted:	19,334

Total Exercise Price:	$77,336.00

Type of Option:	☒ Incentive Stock Option
☐ Nonstatutory Stock Option

Term/ Expiration Date:	10 Years/July 16, 2012

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

One-fourth ( 1/4th) of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and one-sixteenth ( 1/16th) of the Shares subject to the Option shall vest on the last day of each three month anniversary thereafter, subject to your continuing to be a Service Provider on such dates.

Change of Control: Constructive Termination Provisions:

See Attached Exhibit A – Change of Control: Constructive Termination Provisions for Dr. Pati.

Termination Period:

This Option may be exercised for thirty days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and Stock Option Agreement referenced above. Optionee has reviewed the Plan and Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE: /S/ YAGYENSH C. PATI	NUMERICAL TECHNOLOGIES, INC. /S/ RICHARD MORA

Signature	By
Yagyensh C. Pati	Chief Financial Officer

Print Name	Title

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Spouse of Optionee

Exhibit A

Change of Control Provisions for Dr. Pati and Dr. Wang

Change of Control: Constructive Termination:

Notwithstanding the provisions of Section 12(c) of the Plan, if the Company merges with or into another entity, sells all or substantially all of its assets, or enters into any other similar transaction or reorganization (including without limitation, a sale of stock of the Company) as a result of which the shareholders of the Company immediately prior to such transaction will not hold at least 50% of the voting power of the surviving, purchasing or continuing entity, as applicable (taking into account any securities issued to the shareholders of the Company in the transaction) (a “Change of Control Transaction”), then on the six month anniversary of the Change of Control Transaction (the “Anniversary Date”) fifty percent (50%) of the Shares subject to the Option which have not vested as of the Anniversary Date shall become fully vested and exercisable. The Board shall notify the Optionee at least fifteen (15) days prior to the closing of a Change of Control Transaction, and such notification shall include a statement as to whether or not the Option will be assumed by the surviving or purchasing entity or whether an equivalent substitute option will be provided by such entity.

Following an assumption or substitution of the Option in connection with a Change of Control Transaction, if the Optionee’s status as an Employee of the successor corporation is terminated by the successor corporation as a result of an Involuntary Termination (as defined below) within twelve months following the Change of Control Transaction, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares, including Shares as to which the Option would not otherwise be vested or exercisable.

Any of the following events shall constitute an “Involuntary Termination”: (i) without the Optionee’s express written consent, a significant reduction of the Optionee’s duties, authority and responsibilities, relative to the Optionee’s duties, authority and responsibilities as in effect immediately prior to the Change of Control Transaction; (ii) a material reduction in the base salary of the Optionee as in effect immediately prior to the Change of Control Transaction; (iii) a material reduction in the kind or level of employee benefits, including bonuses, to which the Optionee was entitled immediately prior to the Change of Control Transaction with the result that the Optionee’s overall benefits package is significantly reduced; (iv) the relocation of the Optionee to a facility or a location more than sixty (60) miles from the Optionee’s then present location, without the Optionee’s express written consent; (v) any purported termination of the Optionee which is not effected for Disability or for Cause (as defined below), or any purported termination for which the grounds relied upon are not valid; (vi) or any act or set of facts or circumstances which would, under California case law or statue, constitute a constructive termination of the Optionee.

“Cause” shall mean (i) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Optionee, (ii) Optionee’s conviction of a felony, (iii) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Successor Corporation, and (iv) following delivery to the Optionee of a written demand for performance from the Successor Corporation which describes the basis for the Successor Corporation’s belief that the Optionee has not substantially performed his duties, continued violations by the Optionee of the Optionee’s obligations to the Successor Corporation which are demonstrably willful and deliberate on the Optionee’s part.

NUMERICAL TECHNOLOGIES, INC.

NOTICE OF STOCK OPTION GRANT

Yagyensh (Buno) Pati

You have been granted an option to purchase Common Stock of the Company under the Company’s 2000 Stock Plan (Rev 1.00) (the “Plan”), Subject to the terms and conditions of the Plan and the Company’s standard Stock Option Agreement (Rev. 1.00) (the “Agreement”), as follows (Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein):

Date of Grant:	July 17, 2002

Vesting Commencement Date:	January 1, 2002

Exercise Price per Share:	$4.00

Total Number of Shares Granted:	280,666

Total Exercise Price:	$1,122,664.00

Type of Option:	☐ Incentive Stock Option
☒ Nonstatutory Stock Option

Term/ Expiration Date:	10 Years/July 16, 2012

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

One-fourth ( 1/4th) of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and one-sixteenth ( 1/16th) of the Shares subject to the Option shall vest on the last day of each three month anniversary thereafter, subject to your continuing to be a Service Provider on such dates.

Change of Control; Constructive Termination Provisions:

See Attached Exhibit A—Change of Control; Constructive Termination Provisions for Dr. Pati.

Termination Period:

This Option may be exercised for thirty days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and Stock Option Agreement referenced above. Optionee has reviewed the Plan and Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE: /s/ YAGYENSH C. PATI	NUMERICAL TECHNOLOGIES, INC. /S/ RICHARD MORA

Signature	By
Yagyensh C. Pati	Chief Financial Officer

Print Name	Title

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Spouse of Optionee

Exhibit A

Change of Control Provisions for Dr. Pati and Dr. Wang

Change of Control; Constructive Termination:

Notwithstanding the provisions of Section 12(c) of the Plan, if the Company merges with or into another entity, sells all or substantially all of its assets, or enters into any other similar transaction or reorganization (including without limitation, a sale of stock of the Company) as a result of which the shareholders of the Company immediately prior to such transaction will not hold at least 50% of the voting power of the surviving, purchasing or continuing entity, as applicable (taking into account any securities issued to the shareholders of the Company in the transaction) (a “Change of Control Transaction”), then on the six month anniversary of the Change of Control Transaction (the “Anniversary Date”) fifty percent (50%) of the Shares subject to the Option which have not vested as of the Anniversary Date shall become fully vested and exercisable. The Board shall notify the Optionee at least fifteen (15) days prior to the closing of a Change of Control Transaction, and such notification shall include a statement as to whether or not the Option will be assumed by the surviving or purchasing entity or whether an equivalent substitute option will be provided by such entity.

Following an assumption or substitution of the Option in connection with a Change of Control Transaction, if the Optionee’s status as an Employee of the successor corporation is terminated by the successor corporation as a result of an Involuntary Termination (as defined below) within twelve months following the Change of Control Transaction, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares, including Shares as to which the Option would not otherwise be vested or exercisable.

Any of the following events shall constitute an “Involuntary Termination”: (i) without the Optionee’s express written consent, a significant reduction of the Optionee’s duties, authority and responsibilities, relative to the Optionee’s duties, authority and responsibilities as in effect immediately prior to the Change of Control Transaction; (ii) a material reduction in the base salary of the Optionee as in effect immediately prior to the Change of Control Transaction; (iii) a material reduction in the kind or level of employee benefits, including bonuses, to which the Optionee was entitled immediately prior to the Change of Control Transaction with the result that the Optionee’s overall benefits package is significantly reduced; (iv) the relocation of the Optionee to a facility or a location more than sixty (60) miles from the Optionee’s then present location, without the Optionee’s express written consent; (v) any purported termination of the Optionee which is not effected for Disability or for Cause (as defined below), or any purported termination for which the grounds relied upon are not valid; (vi) or any act or set of facts or circumstances which would, under California case law or statue, constitute a constructive termination of the Optionee.

“Cause” shall mean (i) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Optionee, (ii) Optionee’s conviction of a felony, (iii) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Successor Corporation, and (iv) following delivery to the Optionee of a written demand for performance from the Successor Corporation which describes the basis for the Successor Corporation’s belief that the Optionee has not substantially performed his duties, continued violations by the Optionee of the Optionee’s obligations to the Successor Corporation which are demonstrably willful and deliberate on the Optionee’s part.